SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                             SECURITIES ACT OF 1934


      Date of Report (Date of earliest event reported) May 23, 2005
      ------------------------------------------------------------------


                          AMCON DISTRIBUTING COMPANY
                          --------------------------
           (Exact name of registrant as specified in its charter)


   DELAWARE                         1-15589                    47-0702918
------------------------------------------------------------------------------
(State or other                   (Commission                (IRS Employer
jurisdiction of                   File Number)             Identification No.)
incorporation)


                       7405 Irvington Road, Omaha, NE 68122
                       ------------------------------------
                (Address of principal executive offices) (Zip Code)


                                (402) 331-3727
                                --------------
             (Registrant's telephone number, including area code)


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

















ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On May 25, 2005, AMCON Distributing Company ("AMCON or "Company") issued a press release announcing its preliminary financial results for the second quarter ended March 31, 2005. A copy of the press release is being furnished herewith as an exhibit and incorporated herein by reference.

The information in this Current Report (including the exhibit) shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information set forth in this Current Report on Form 8-K (including the exhibit) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

ITEM 4.02. NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On May 23, 2005, the Board of Directors of AMCON, upon a recommendation of the Company's Audit Committee and management, determined that AMCON's previously issued financial statements contained in the Form 10-K for the fiscal year ended September 24, 2004 and the Form 10-Q for the quarter ended December 31, 2004 should be restated to correct certain errors contained therein. Accordingly, the balance sheets dated as of September 24, 2004 and December 31, 2004, as well as the related Reports of Independent Registered Public Accounting Firm included in the Form 10-K for the fiscal year ended September 24, 2004 should no longer be relied upon until such balance sheets have been restated. The Audit Committee has discussed these matters with the Company's independent registered public accounting firm, Deloitte & Touche LLP.

The Company will restate its balance sheets as of September 24, 2004 and as of December 31, 2004 to reflect (i) a correction in classification of Series A (issued in June 2004) and Series B (issued in October 2004) Preferred Stock from permanent equity to mezzanine financing, and (ii) a correction in classification of its revolving credit facility from long-term to short-term debt. The balance sheets as of September 24, 2004 and December 31, 2004 will be restated on Forms 10-K/A and 10-Q/A, respectively, and will be filed with the Securities and Exchange Commission as soon as practible. However, as a result of an amendment to the Company's loan agreement described below which was made prior to the filing of Form 10-Q for the quarter ended March 31, 2005, the revolving credit facility has been reclassified back to long-term debt in the balance sheet as of March 31, 2005.

Under Emerging Issue Task Force ("EITF") D-98 the possibility of a redemption
of securities that is not solely within the control of the issuer   without
regard to probability   requires the security to be classified outside of
permanent equity. The Certificates of Designation creating the Series A and Series B Preferred Stock each contain provisions that give the holders the optional right to redeem such stock if either there is a change of control (as defined in the Certificates of Designation) or the Wright Family (as defined in the Certificates of Designation to include William F. Wright, the Company's Chief Executive Officer, Chairman of the Board and largest stockholder) beneficially owns less than 20% of the outstanding shares of common stock. The Company believes it is unlikely that either of those events will occur without support of the Board of Directors since the two owners of the Series A Preferred Stock and the sole owner of the Series B Preferred Stock each have a representative on the Board of Directors, the interests of the Company and those representatives are aligned, and the aggregate ownership of all of the Board members is approximately two-thirds of the outstanding shares of common stock.

Under EITF 95-22,"Balance Sheet Classification of Borrowings Outstanding under Revolving Credit Agreements that Include both a Subjective Acceleration Clause and a Lock-Box Arrangement," borrowings under an agreement that includes both a subjective acceleration clause and a lock-box arrangement are required to be classified as short-term indebtedness. The Company has determined that its revolving loan agreement included both a subjective acceleration clause and lock-box arrangement provisions and as a result, the obligation at September 2004 and December 2004 will be classified as current debt.

The lending banks and the Company amended the revolving loan agreement after the second fiscal quarter of 2005 but prior to the filing of Form 10-Q for the quarter ended March 31,2005, to replace the lock-box provision with a springing lock-box arrangement. The springing lock-box arrangement requires the Company's cash to be placed in a lock-box account and be used to automatically pay down the revolving indebtedness only upon an event of default. This amendment will permit the debt to be classified as long-term in the Company's balance sheet, except for the amounts expected to be paid down on the credit facility in the next twelve months. The EITF, nevertheless, still requires the correction in classification of the revolving credit facility to be considered short-term debt for reports filed prior to the amendment to the revolving loan agreement.

These restatements do not impact amounts already reported as sales, including
(loss) from continuing operations or the respective net income (loss) available to common shareholders or earnings (loss) per share nor will it result in a default under any provisions in the credit agreement.

A summary of the significant effects of the restatements on our Form 10-K for the year ended September 24, 2004 and Form 10-Q for the three months ended December 31, 2004, are as follows:

                                                                                 September 2004
                                                                       ---------------------------------
                                                                        As previously             As
                                                                        reported /1/          restated
                                                                       --------------      -------------
Current liabilities                                                    $   42,964,022      $  82,773,836
Long-term debt, less current portion                                       50,059,968         10,250,154
Series A cumulative, convertible preferred stock, $.01 par value
   1,000,000 authorized and 100,000 issued, liquidation preference
   $25.00 per share                                                                 -          2,438,355
Shareholders' equity                                                       15,205,152         12,766,797

/1/ As previously reported in the Company's Form 10-K for the annual period ended September 24, 2004 filed on January 7, 2005 and giving effect to the discontinued operations of The Beverage Group, Inc.




                                                                                 December 2004
                                                                       ---------------------------------
                                                                        As previously             As
                                                                        reported /1/          restated
                                                                       --------------      -------------
Current liabilities                                                    $   29,512,070      $  77,015,087
Long-term debt, less current portion                                       61,622,121         13,619,104
Series A cumulative, convertible preferred stock, $.01 par value
   1,000,000 authorized and 100,000 issued, liquidation preference
   $25.00 per share                                                                 -          2,438,355
Series B cumulative, convertible preferred stock, $.01 par value
   1,000,000 authorized and 80,000 issued, liquidation preference
   $25.00 per share                                                                 -          1,857,645
Shareholders' equity                                                       17,017,620         12,721,620

/1/ As previously reported in the Company's Form 10-Q for the quarterly period ended December 31, 2004 filed on February 14, 2005

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

         EXHIBIT NO.       DESCRIPTION

         99.1 Press release, dated May 25, 2005, issued by AMCON Distributing Company announcing preliminary financial results for the second quarter of fiscal 2005


                                   SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                AMCON DISTRIBUTING COMPANY
                                     (Registrant)


Date: May 25, 2005              By :     Michael D. James
                                         -------------------------
                                Name:    Michael D. James
                                Title:   Vice President &
                                           Chief Financial Officer





                                 EXHIBIT INDEX
                                 -------------

Exhibit          Description

99.1 Press release, dated May 25, 2005, issued by AMCON Distributing Company announcing preliminary financial results for the second quarter of fiscal 2005





                             Exhibit 99.1

                              NEWS RELEASE

              AMCON REPORTS LATE FILING OF QUARTERLY REPORT;
              A PERIODIC SEC REVIEW AND PRELIMINARY RESULTS
                          OF SECOND QUARTER

Omaha, NE, May 25, 2005   AMCON Distributing Company (AMEX:DIT), an Omaha,
Nebraska based consumer products company, announced today that it was not able to timely file its Quarterly Report on Form 10-Q for the second quarter ended March 31, 2005. The Company does, however, plan to file its quarterly report in the next few days. In addition, the Company announced that a periodic review by the staff of the Securities and Exchange Commission ("SEC") will result in corrections to the classification of two balance sheet items in prior periods which are discussed below. The Company also announced preliminary earnings results for its second quarter.

Michael James, AMCON's CFO, stated "We received comments from the SEC from their review of our annual report for the year ended September 2004 and our quarterly report for the first quarter ended December 2004. As a result of certain comments, we reevaluated the balance sheet classification of two of our financial instruments and, as discussed below, will be required to amend our annual report for 2004 and our quarterly report for the first quarter of fiscal 2005 to correct the classifications. The time required to fully evaluate these issues and to obtain an amendment from our bank lenders to reverse one of the reclassifications in the quarter ended March 2005 caused us to miss the filing deadline and we expect to file our Form 10-Q in the next few days."

The Company does not believe that the review by the SEC, which is a normal review required of all public companies on a periodic basis, will result in a change to prior periods' reported earnings. A correction will be made, however, in the classification of AMCON's preferred stock. That preferred stock will be shown as mezzanine financing between the debt and equity sections on the balance sheet. The correction was necessitated because the preferred stock may be redeemed in the event of a change of control or a significant reduction in the percentage ownership of the family of William F. Wright, the Company's Chairman, Chief Executive Officer and largest stockholder. The Company's Annual Report on Form 10-K for the year ended September 2004 and the Quarterly Report on Form 10-Q for the first quarter ended December 2004 will be restated to show this balance sheet correction as soon as is practicable.

In addition to the preferred stock, a correction will be made in the prior reports to the balance sheet classification of the Company's revolving credit agreement with LaSalle Bank. The credit agreement expires in April 2007 and the Company had previously classified the majority of the loan as long-term debt on the balance sheet. Since the credit agreement includes both certain acceleration language and a requirement to maintain a lockbox arrangement, the Company has determined that the entire loan should be classified as current debt, rather than long-term debt in its financial statements for the year ended September 2004 and first quarter ended December 2004. The credit agreement was amended in May 2005 to remove the requirement to maintain a lockbox arrangement, except at the discretion of the lender in the event of a default. Therefore, the Company has classified the majority of the debt as long-term in its financial statements for the quarter ended March 2005 because the applicable accounting guidance requiring current debt classification no longer applies to our amended credit agreement.

William F. Wright, Chairman of AMCON, noted that, "Even though our banks and attorneys have stated that our preferred stock is equity for legal purposes, the financial accounting rules require such a presentation if certain redemption provisions of the preferred stock are outside the control of the Company, even when considered without regard to probability or likelihood of occurrence. Therefore, the change will be made for the prior quarter and for the fiscal year ended September 2004. The loan classification issue has been resolved through an amendment to our credit agreement and will be classified as long-term in our quarter ended March 2005."

PRELIMINARY QUARTER RESULTS

Sales for the second quarter ended March 31, 2005 were $194.0 million
compared to $193.0 million for the same quarter in the prior year.   For the
quarter, the Company incurred a loss from continuing operations available to common shareholders of $1.0 million or $1.89 per diluted share, compared with a loss from continuing operations available to common shareholders of $0.1 million or $0.24 per diluted share for the second quarter of the prior year, and a loss from discontinued operations of $0.9 million or $1.69 per diluted share compared with a loss of $1.0 million or $1.85 for the second quarter of the prior year. The combined net loss available to common shareholders for the quarter was $1.9 million or $3.58 per diluted share, compared with a net loss available to common shareholders of $1.1 million or $2.09 per diluted share for the first quarter of the prior year.

For the six months ended March 31, 2005, sales were $408.4 million compared to $385.5 million for the same period in the prior year. The Company incurred a loss from continuing operations available to common shareholders of $0.6 million or $1.14 per diluted share, compared with income from continuing operations available to common shareholders of $1.2 million or $2.20 per diluted share for the first six months of the prior year. The loss from discontinued operations was $1.4 million or $2.60 per diluted share, compared with a loss of $1.8 million or $3.31 for the prior year comparable period. The combined net loss available to common shareholders for the six months ended March 31, 2005 was $2.0 million or $3.74 per share, compared with a net loss available to common shareholders of $0.6 million or $1.11 per share during the prior year.

Wright stated that, "Sales for the second quarter increased by $1.1 million over the prior year primarily due to acquisitions in our beverage operations. Sales from Trinity Springs, Inc., which was acquired in June 2004, represented $1.0 million of the beverage operations' increase and Nesco Hawaii, which was acquired in July 2004, represented $0.3 million of new sales. Our retail operation generated an additional $0.3 million in sales for the quarter with the sales from the new Oklahoma store which opened in April 2004 outpacing the loss of sales from a Florida store which was closed in September 2004. Our wholesale distribution business experienced a decrease in sales of $1.1 million primarily due to a decrease in cigarette volume.



Wright noted that, "A significant factor in our earnings report was a quarterly inventory charge to our LIFO inventory reserve of approximately $1.1 million. This is approximately $0.9 million greater than the LIFO charge for the second quarter of the prior year. Our LIFO reserve now stands at $5.2 million. Some of the other significant increases in the quarterly numbers relate to marketing expenses incurred by Trinity Springs, which is one of the top two selling non-carbonated water brands in the retail health food industry, many of which expenses related to an introduction at the end of the quarter of a new line of vitamin enhanced beverage products. Initial acceptance of those new products appears to be very good and we are presently in our fourth production run for such products."

Wright added "Our wholesale distribution and retail health food businesses remain on plan through the first six months of the year. Our beverage businesses have experienced challenges in expanding distribution of the Hawaiian Springs brand on the U.S. mainland and the Trinity Springs brand outside of the retail health food channel. Trinity Springs brand is currently a leader in the retail health food channel and continues to represent one of the fastest growing brands in the market. We introduced our Hawaiian Springs bottled water brand to the retail health food channel during the past quarter and recently released Trinity Enhanced, a vitamin enhanced product sold under the Trinity label. We are continuing our efforts to develop a direct store delivery ("DSD") network to carry our beverage products and hope to begin establishing DSD distributors throughout the remainder of the fiscal year. In the short term, however, we expect our beverage segment to incur losses as we continue to market and position our brands."

DISCONTINUED OPERATIONS

Effective March 31, 2005, the Company's subsidiary, The Beverage Group, Inc. ("TBG") ceased on-going operations due to recurring losses since its inception in December 2002. The Company has outsourced various responsibilities of that company in order to maximize the value received on the remaining assets.

The results from TBG have been excluded from income from continuing operations available to common shareholders and are reported, net of tax, as losses from discontinued operations. The loss from discontinued operation for the quarter ended March 31, 2005, net of tax benefit, was $0.9 million compared to a loss of $1.0 million for the same period of the prior year. Included in the loss from discontinued operations for the second quarter of fiscal 2005 was a pre-tax charge of $0.8 million which adjusted the allowance for bad debts and inventory reserves to what we believe to be their net realizable values and to write-off fixed assets no longer in use.

AMCON is a leading wholesale distributor of consumer products including beverages, candy, tobacco, groceries, food service, frozen and chilled foods, and health and beauty care products with distribution centers in Illinois, Missouri, Nebraska, North Dakota, South Dakota and Wyoming. Chamberlin's Natural Foods, Inc. and Health Food Associates, Inc., both wholly-owned subsidiaries of The Healthy Edge, Inc., operate health and natural product retail stores in central Florida (6), Kansas, Missouri, Nebraska and Oklahoma
(4).  The retail stores operate under the names Chamberlin's Market & Cafe and Akin's Natural Foods Market. Hawaiian Natural Water Company, Inc. produces and sells natural spring water under the Hawaiian Springs label in Hawaii and other foreign markets and purified bottled water on the island of Oahu in Hawaii. The natural spring water is bottled at the source on the Big Island of Hawaii. Trinity Springs, Inc., which was acquired in June 2004, produces and sells geothermal bottled water and a natural mineral supplement under the Trinity label and recently introduced a vitamin enhanced beverage product under the Trinity Enhanced label. The water and mineral supplement are both bottled at the base of the Trinity Mountains in Paradise, Idaho, one of the world's deepest known sources. Trinity Springs also distributes Hawaiian Springs on the U.S. mainland.

This news release contains forward looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward looking statements. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

Visit AMCON Distributing Company's web site at: www.amcon.com












































                                 AMCON Distributing Company and Subsidiaries
                        Preliminary Condensed Consolidated Unaudited Balance Sheets
                                   March 2005 and September 2004
-------------------------------------------------------------------------------------------------------

                                                                               PRELIMINARY
                                                                     --------------------------------
                                                                      March 2005       September 2004
                                                                      ------------     --------------
                                                                                        (As Restated)
           ASSETS
Current assets:
  Cash                                                               $    575,302       $    416,073
  Accounts receivable, less allowance for doubtful
    accounts of $0.6 million, respectively                             29,690,797         29,109,826
  Inventories                                                          30,304,173         35,088,568
  Income tax receivable                                                   957,384          1,162,625
  Deferred income taxes                                                 3,729,391          2,548,391
  Current assets of discontinued operations                               799,600          1,941,950
  Other                                                                 1,199,903            635,841
                                                                     ------------       ------------
          Total current assets                                         67,256,550         70,903,274

Fixed assets, net                                                      21,023,642         19,951,664
Goodwill                                                                6,915,657          6,449,741
Other intangible assets                                                12,638,171         13,271,211
Noncurrent assets from discontinued operations                             12,508            143,670
Other assets                                                            1,494,754          1,010,303
                                                                     ------------       ------------
                                                                     $109,341,282       $111,729,863
                                                                     ============       ============
       LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                                   $ 13,173,363       $ 17,180,649
  Accrued expenses                                                      4,034,660          3,800,506
  Accrued wages, salaries and bonuses                                   1,432,676          1,365,837
  Current liabilities of discontinued operations                        1,058,699          2,166,414
  Current portion of revolving credit facility                          5,000,000         44,809,814
  Current portion of long-term debt                                     5,973,850          5,574,397
  Current portion of long-term debt due related party                   1,500,000                  -
  Current portion of subordinated debt                                  1,076,219          7,876,219
                                                                     ------------       ------------
          Total current liabilities                                    33,249,467         82,773,836
                                                                     ------------       ------------

Revolving credit facility, excluding current portion                   44,958,560                  -
Deferred income taxes                                                     636,942            593,018
Noncurrent liabilities of discontinued operations                             582              3,603
Other long-term liabilities                                             2,807,000          2,807,000
Long-term debt, less current portion                                   12,527,541         10,250,154
Minority interest                                                               -             97,100

Series A cumulative, convertible preferred stock, $.01 par value
   1,000,000 authorized and 100,000 issued, liquidation preference
   $25.00 per share                                                     2,438,355          2,438,355
Series B cumulative, convertible preferred stock, $.01 par value
   1,000,000 authorized and 80,000 issued, liquidation preference
   $25.00 per share                                                     1,857,645                  -

Commitments and contingencies

Shareholders' equity:
  Common stock, $.01 par value, 3,000,000
    shares authorized, 527,062 shares issued                                5,271              5,271
  Additional paid-in capital                                            6,218,476          6,218,476
  Accumulated other comprehensive income,
    net of tax of $0.1 million, respectively                              131,566             59,900
  Retained earnings                                                     4,509,877          6,483,150
                                                                     ------------       ------------
          Total shareholders' equity                                   10,865,190         12,766,797
                                                                     ------------       ------------
                                                                     $109,341,282       $111,729,863
                                                                     ============       ============


                                    AMCON Distributing Company and Subsidiaries
                       Preliminary Condensed Consolidated Unaudited Statements of Operations
                           for the three and six month periods ended March 2005 and 2004
---------------------------------------------------------------------------------------------------------
                                                                     PRELIMINARY
                                            -------------------------------------------------------------
                                                  For the three months            For the six months
                                                     ended March                     ended March
                                            -----------------------------   -----------------------------
                                                2005            2004            2005            2004
                                            -------------   -------------   -------------   -------------
Sales (including excise taxes of
  $45.4 million and $45.6 million, and
  $95.0 million and $90.9 million,
  respectively)                             $ 194,047,854   $ 192,971,686   $ 408,434,481   $ 385,543,394

Cost of sales                                 180,236,017     179,286,827     378,695,256     356,811,791
                                            -------------   -------------   -------------   -------------
     Gross profit                              13,811,837      13,684,859      29,739,225      28,731,603
                                            -------------   -------------   -------------   -------------
Selling, general and administrative
  expenses                                     13,727,633      12,610,930      27,551,999      24,785,858
Depreciation and amortization                     632,940         554,014       1,295,705       1,106,596
                                            -------------   -------------   -------------   -------------
                                               14,360,573      13,164,944      28,847,704      25,892,454
                                            -------------   -------------   -------------   -------------
(Loss) income from continuing operations         (548,736)        519,915         891,521       2,839,149
                                            -------------   -------------   -------------   -------------
Other expense (income):
  Interest expense                                897,542         744,012       1,803,743       1,459,638
  Other                                            43,538         (16,649)        (15,851)       (446,728)
                                            -------------   -------------   -------------   -------------
                                                  941,080         727,363       1,787,892       1,012,910
                                            -------------   -------------   -------------   -------------
(Loss) income from continuing operations
 before income taxes                           (1,489,816)       (207,448)       (896,371)      1,826,239

Income tax (benefit) expense                     (565,000)        (82,000)       (341,000)        662,000

Minority interest in loss, net of tax                   -               -         (97,100)              -
                                            -------------   -------------    ------------   -------------

(Loss) income from continuing operations         (924,816)       (125,448)       (458,271)      1,164,239

Preferred stock dividend requirements             (73,239)              -        (145,720)              -
                                            -------------   -------------    ------------   -------------
(Loss) income from continuing operations
 available to common shareholders                (998,055)       (125,448)       (603,991)      1,164,239


Loss from discontinued operations, net of
 income tax benefit of $0.5 million,
 $0.6 million, $0.8 million and $1.1 million,
 respectively                                    (889,619)       (976,301)     (1,369,282)     (1,751,744)
                                            -------------   -------------   -------------   -------------
Net loss available to common shareholders   $  (1,887,674)  $  (1,101,749)  $  (1,973,273)  $    (587,505)
                                            =============   =============   =============   =============
Basic earnings (loss) per share
 available to common shareholders:
  Continuing operations                     $       (1.89)  $       (0.24)  $       (1.14)  $        2.20
  Discontinued operations                           (1.69)          (1.85)          (2.60)          (3.31)
                                            -------------   -------------   -------------   -------------
 Basic loss per share available
  to common shareholders                    $       (3.58)  $       (2.09)  $       (3.74)  $       (1.11)
                                            =============   =============   =============   =============
Diluted earnings (loss) per share
 available to common shareholders:
 Continuing operations                      $       (1.89)  $       (0.24)  $       (1.14)  $        2.20
 Discontinued operations                            (1.69)          (1.85)          (2.60)          (3.31)
                                            -------------   -------------   -------------   -------------
Diluted loss per share available
 to common shareholders                     $       (3.58)  $       (2.09)  $       (3.74)  $       (1.11)
                                            =============   =============   =============   =============
Weighted average common shares outstanding:
  Basic                                           527,062         528,192         527,062         528,179
  Diluted                                         527,062         528,192         527,062         528,179

                            AMCON Distributing Company and Subsidiaries
                Preliminary Condensed Consolidated Unaudited Statements of Cash Flows
                        for the six month periods ended March 2005 and 2004
---------------------------------------------------------------------------------------------------
                                                                              PRELIMINARY
                                                                       ----------------------------
                                                                           2005            2004
                                                                       ------------    ------------
Cash flows from operating activities:
  Net loss available to common shareholders                            $ (1,973,273)   $   (587,505)
  Preferred stock dividend requirements                                     145,720               -
                                                                       ------------    ------------
  Net loss before preferred stock dividend requirements                $ (1,827,553)   $   (587,505)
  Adjustments to reconcile net loss
    to net cash flows from operating activities:
     Depreciation                                                         1,246,577       1,072,462
     Amortization                                                           158,054          90,158
     (Gain) loss on sale of fixed assets                                     (5,006)         (1,508)
     (Gain) loss on sale of securities                                            -        (411,643)
     Deferred income taxes                                               (1,137,076)       (143,515)
     Provision for losses on doubtful accounts                              253,750            (875)
     Provision for losses on inventory obsolescence                         144,852         370,677
     Minority interest                                                      (97,100)              -
  Changes in assets and liabilities,
    net of effect of acquisitions:
     Accounts receivable                                                   (834,721)      2,257,403
     Inventories                                                          4,639,543       3,783,557
     Other current assets                                                  (492,396)        194,517
     Other assets                                                           (37,810)         79,004
     Accounts payable                                                    (4,007,286)      1,812,226
     Accrued expenses and accrued wages, salaries and bonuses               300,993        (712,439)
     Income tax receivable                                                  205,241      (1,485,036)
                                                                       ------------    ------------
Net cash flows from operating activities - continuing operations         (1,489,938)      6,317,483
Net cash flows from operating activities - discontinued operations         (627,634)       (868,361)
                                                                       ------------    ------------
Net cash flows from operating activities                                 (2,117,572)      5,449,122

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of fixed assets                                           (2,290,583)       (921,108)
     Proceeds from sales of fixed assets                                     77,447          55,700
     Proceeds from sale of available-for-sale securities                          -         457,053
                                                                       ------------    ------------
Net cash flows from investing activities - continuing operations         (2,213,136)       (408,355)
Net cash flows from investing activities - discontinued operations          (21,568)        (33,011)
                                                                       ------------    ------------
Net cash flows from investing activities                                 (2,234,704)       (441,366)

CASH FLOWS FROM FINANCING ACTIVITIES:
     Net borrowings (payments) on bank credit agreements                 11,231,414      (4,838,883)
     Net proceeds from preferred stock issuance                           1,857,645               -
     Proceeds from borrowings of long-term debt                           2,295,988               -
     Payments on long-term debt and subordinated debt                   (11,593,158)       (295,365)
     Dividends paid on common stock                                               -         (95,044)
     Dividends paid on preferred stock                                     (145,720)              -
     Proceeds from short-term debt                                          500,000               -
     Proceeds from exercise of stock options                                      -             523
     Debt issuance costs                                                   (446,643)              -
                                                                       ------------    ------------
Net cash flows from financing activities - continuing operations          3,699,526      (5,228,769)
Net cash flows from financing activities - discontinued operations          811,979          (1,514)
                                                                       ------------    ------------
Net cash flows from financing activities                                  4,511,505      (5,230,283)
                                                                       ------------    ------------
Net change in cash                                                          159,229        (222,527)
Cash, beginning of period                                                   416,073         668,073
                                                                       ------------    ------------
Cash, end of period                                                    $    575,302    $    445,546
                                                                       ============    ============
Supplemental disclosure of cash flow information:
  Cash paid during the period for interest                             $  1,748,264    $  1,431,417
  Cash paid (refunded) during the period for income taxes                  (197,425)      1,131,242
Supplemental disclosure of non-cash information:
  Acquisition of equipment through capital lease                       $     91,343    $          -


FOR FURTHER INFORMATION CONTACT:
Michael D. James
Chief Financial Officer
AMCON Distributing Company
Tel 402-331-3727
Fax 402-331-4834
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